Exhibit 99.1
AMENDMENT AND EXTENSION OF RIGHTS AGREEMENT
DATED AS OF MARCH 3, 1998

BETWEEN

HEMACARE CORPORATION

AND

COMPUTERSHARE TRUST COMPANY, N.A., AS
RIGHTS AGENT

This Amendment and Extension ("Amendment") to the Rights Agreement dated as of March 3, 1998 ("Rights Agreement") between HemaCare Corporation ("Company") and Computershare Trust Company, N.A., successor rights agent to U.S. Stock Transfer Corporation, as Rights Agent ("Rights Agent") is entered into by the Company and the Rights Agent as of March 10, 2008.

RECITALS

A. The Board of Directors authorized and declared a dividend to be distributed on March 10, 1998 of one Right for each Common Share of the Company outstanding at the close of business on March 3, 1998 and authorized and directed the issuance of one Right with respect to each Common Share that shall become outstanding as provided in the Rights Agreement.

B. Capitalized Terms used but not otherwise defined in this Amendment shall have the definitions ascribed to them in the Rights Agreement.

C. Section 27 of the Rights Agreement provides in essence that so long as the Rights are redeemable, the Company may supplement or amend the Rights Agreement without the approval of the holders of the Rights Certificates in order to supplement any provision it deems necessary or desirable.

D. The Board of Directors of the Company has determined that it is appropriate and in the best interests of the Company and its stockholders to amend and extend the Rights Agreement as set forth below.

AMENDMENT

The Rights Agreement is hereby amended as follows:

1. Section 1(k) of the Rights Agreement which contains the definition "Final Expiration Date" is hereby amended to read in its entirety as follows:

"(k) "Final Expiration Date" shall mean the close of business on March 11, 2013."

2. Section 7(a)(i) of the Rights Agreement which contains the definition "Final Expiration Date" is hereby amended to read in its entirety as follows:

"(i) the close of business on March 11, 2013 (the "Final Expiration Date")."

3. Section 1(i)(E) of the Rights Agreement which contains one of the mandatory elements constituting an "Excepted Tender Offer" is hereby amended to read in its entirety as follows:

"(E) Causes such Person, together with its Affiliates and Associates, to be the Beneficial Owner of 80% or more of the Company's Voting Stock then outstanding, provided, however, that such Person has made an irrevocable commitment and undertaking, enforceable by any stockholder of the Company at the Company's expense, to cause any subsequent merger or exchange offer to be at the identical cash price per share as the tender offer that will result in such Person together with its Affiliates and Associates, becoming the Beneficial Owner of 80% or more of the Company's Voting Stock then outstanding."

4. Section 1(e) of the Rights Agreement which contains the definition “Business Day” is hereby amended to delete the term “State of California” in its entirety and replace it with “Commonwealth of Massachusetts.”

5. Section 1(f) of the Rights Agreement which contains the definition “Close of Business” is hereby amended to delete the term “Los Angeles” in both instances its entirety and replace each of them with “Massachusetts.”

6. Section 2 of the Rights Agreement is hereby amended to add the following language to the end of the second sentence: “; upon ten (10) days’ prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-Rights Agent.”

7. Section 18 of the Rights Agreement is hereby amended to delete the term “negligence” and replace it with “gross negligence”.

8. Section 20 of the Rights Agreement is hereby amended to delete the term “negligence” and replace it with “gross negligence”.

9. Section 21 of the Rights Agreement is hereby amended to add the following sentence after the existing first sentence:

“In the event the transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to have resigned automatically and be discharged from its duties under this Agreement as of the effective date of such termination, and the Company shall be responsible for sending any required notice.”

10. The Rights Agreement is hereby amended to add the following new Section 34:

“Force Majeure. Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.”

11. All references in the Rights Agreement to “U.S. Stock Transfer Corporation” shall for all purposes be deemed to refer to “Computershare Trust Company, N.A.”

12. Exhibit B to the Rights Agreement, the Form of Right Certificate ("Certificate"), is hereby amended as follows:

(a) The bold-face legend of the Certificate is amended by replacing the date "March 10, 2008" with the date "March 11, 2013."

(b) The first paragraph of the Certificate below the bold-face legend is amended by replacing the date "March 10, 2008" with the date "March 11, 2013."

13. As amended and extended by this Amendment, the Rights Agreement remains in full force and effect for the period therein and herein specified.

In witness whereof, this Amendment to the Rights Agreement is duly executed by the Company and the Rights Agent as of the date first set out above.

Attest:			HEMACARE CORPORATION

By:	/s/ Robert S. Chilton	By:	/s/ Julian Steffenhagen
	Robert S. Chilton Corporate Secretary		Julian Steffenhagen Chief Executive Officer

Attest:			COMPUTERSHARE TRUST COMPANY, N.A.

By:	/s/ Suszanne Schaming	By:	/s/ Dennis Moccia